UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 30, 2009
Health Benefits Direct Corporation

(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(Address of principal executive offices)
(484) 654-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Alvin H. Clemens tendered his resignation from the Board of Directors (the “Board”) of Health Benefits Direct Corporation (the “Company”) pursuant to a letter dated November 24, 2009 and received by the Company on November 30, 2009. Mr. Clemens was not a member of any committee of the Board at the time of his resignation, but he was one of two Co-Chairmen of the Board. Mr. Clemens states that his resignation stems from disagreements with the Board and Company management relating to offers the Company purportedly received and the private placement conducted by the Company in January 2009 with affiliates of Cross Atlantic Capital Partners, Inc., and the Company’s handling of shareholder litigation related to these matters. This litigation and the resulting settlement agreement have been previously disclosed by the Company. Mr. Clemens’ resignation letter is attached hereto as Exhibit 17.1.
The Company disagrees with Mr. Clemens’ position as expressed in the resignation letter and the Company currently intends to respond to Mr. Clemens’ resignation letter in more detail on an amendment to this Form 8-K.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description

17.1	Alvin H. Clemens Resignation Letter, dated November 24, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH BENEFITS DIRECT CORPORATION
Date: December 4, 2009	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit Number	Description

17.1	Alvin H. Clemens Resignation Letter, dated November 24, 2009